EXHIBIT 10.74.5


                FIFTH AMENDMENT TO THE THIRD RESTATED AND AMENDED
                   PNM RESOURCES, INC. PERFORMANCE STOCK PLAN
   (formerly, the Public Service Company of New Mexico Performance Stock Plan)


         This FIFTH AMENDMENT is made by PNM Resources, Inc. (the "Company") and is effective September 6, 2002.

         WHEREAS, Public Service Company of New Mexico originally adopted the Public Service Company of New Mexico Performance Stock Plan (the "Plan") as of July 1, 1993 to provide certain key employees with an incentive to put forth maximum effort to achieve a pattern of sustained growth for Public Service Company of New Mexico; and

         WHEREAS, the Plan has been restated three times, with the most recent restatement being effective as of March 10, 1998; and

         WHEREAS, the restated Plan has been amended four times, with the most recent amendment being effective as of December 31, 2001; and

         WHEREAS, the most recent amendment transferred the sponsorship of the Plan to the Company and changed the name of the Plan to the "Third Restated and Amended PNM Resources, Inc. Performance Stock Plan (formerly, the Public Service Company of New Mexico Performance Stock Plan)"; and

         WHEREAS, under the Plan nonvested options granted after February 9, 1998 are cancelled upon a participant's involuntary termination of employment; and

         WHEREAS, under the Plan nonvested options granted prior to February 9, 1998 become fully vested upon a participant's involuntary termination of the employment by the Company for reasons other than Cause and nonvested options granted pursuant to the PNM Resources, Inc. Omnibus Performance Equity Plan (the "PEP"), which succeeded the Plan, as a general rule become fully vested upon a participant's "Impaction"; and

         WHEREAS, the Company has decided to make the provisions of the Plan more consistent with the provisions of the PEP by providing that nonvested options granted after February 9, 1998 will become fully vested upon a participant's "Impaction."

         NOW, THEREFORE, the Company does hereby amend the Plan as follows:

         1. The Plan is amended by adding the following new Section 2.32:

                  2.32 "Impaction" shall mean involuntary termination due to elimination of a Participant's job, position, department or work unit or general downsizing.

         2. Section 8.3 of the Plan is hereby amended in its entirety to read as follows:

                  8.3      Vesting  Due  to  Death,  Disability,   Retirement,
                  Change  in  Control, Involuntary Termination or Impaction.

                           a. For Options granted and/or approved on or prior to February 9, 1998, upon (i) the death or Disability of the Participant, (ii) the Participant being involuntarily terminated by the Company for reasons other than Cause, (iii) a Change in Control of the Company, or (iv) events resulting in full vesting as otherwise described in Section 4.3, all nonvested Options shall be 100% vested.

                           b. For Options granted and/or approved on February 9, 1998, in addition to the events specified in Section 8.3a. above, upon Retirement of the Participant, all nonvested Options shall be 100% vested.

                           c. For Options granted and approved after February 9, 1998, upon (i) the death, Disability or Retirement of the Participant, (ii) a Change in Control of the Company, or (iii) events resulting in full vesting as otherwise described in Section 4.3, all nonvested Options shall be 100% vested.

                           d. Notwithstanding the provisions of Section 8.3c., if a Participant's employment is terminated on or after December 1, 1999 due to Impaction, any nonvested Options held by the Participant shall become 100% vested.

         Notwithstanding the above, the transfer of a Participant to an affiliate of the Company shall not be deemed a voluntary or involuntary termination of employment and such transfer shall not accelerate the vesting or cause a forfeiture of the nonvested Options.

         3. Section 8.4 of the Plan is hereby amended in its entirety to read as follows:

                  8.4 Cancellation of Non-vested Options. For Options granted and/or approved on or prior to February 9, 1998, upon the involuntary or voluntary termination of employment of a Participant for reasons other than those specified in Sections 8.3a. and 8.3b., all nonvested Options previously Awarded to such Participant shall be canceled. For options granted and approved after February 9, 1998, upon the involuntary or voluntary termination of employment of a Participant for reasons other than, those specified in either Section 8.3c. or
                  Section 8.3d., all nonvested Options previously Awarded to such Participant shall be canceled. Notwithstanding the above, the transfer of a Participant to an affiliate of the Company shall not be deemed a voluntary or involuntary termination of employment and such transfer shall not accelerate the vesting or cause a forfeiture of the nonvested Options.

         4. The purpose of this Fifth Amendment is to provide for the full vesting of all nonvested Options held by a Participant whose employment is terminated due to Impaction on or after December 1, 1999. Any other provisions of the Plan which are inconsistent with this intention are hereby amended to the extent necessary to accomplish this intention.

         5. This Fifth Amendment only shall amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect.

         IN WITNESS WHEREOF, PNM Resources, Inc., has caused this Fifth Amendment to be executed on this 6th of September, 2002.


                           PNM RESOURCES, INC.



                           By:  /s/ Jeffry E. Sterba
                               ---------------------------------------
                               Jeffry E. Sterba
                               Chairman, President and Chief Executive Officers


                                       3